UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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PALM, INC.
(Name of Registrant as Specified In Its Charter)

HEWLETT-PACKARD COMPANY
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HP to Acquire Palm — Frequently Asked Questions

Strategic Rationale

What is the strategic rationale for the acquisition?

Palm has a world-class operating platform and a valuable IP portfolio that complements HP’s leadership in mobility. We expect the combination of HP’s global scale and broad portfolio with Palm’s platform technology to enhance HP’s ability to participate more aggressively in the fast-growing and highly-profitable mobile connected device market.  Palm’s platform provides another opportunity for HP to offer customers choice in this evolving category and to expand the ecosystem built around an integrated operating system and applications that will define the user experience. With the addition of Palm, HP will be able to provide consumers with an integrated and uniform mobile experience across multiple device platforms. HP also will provide Palm with significant financial strength, and we expect to make additional investments in product development and go-to-market activities.

How does Palm fit into the consumer market?  Where will HP focus its growth efforts?

Palm’s technology is primarily targeted toward the consumer market. Palm’s WebOS platform with its multi-tasking capabilities and “synergy” features is recognized as one of the best mobile operating environments on the market.  We believe that some of Palm’s technology, such as remote manageability, could have applicability beyond the consumer and prosumer spaces, but we plan to remain focused on those markets in the near term.

What is your strategy relating to relationships with carriers?

Both HP and Palm have longstanding relationships with carriers. We believe that carriers appreciate the unique advantages of the WebOS platform, and we believe the combination of Palm’s technology with HP’s financial strength will be well received by the carriers.

Financial Impact

Is this acquisition expected to be accretive or dilutive?

We currently expect to complete the acquisition in our fiscal third quarter. Palm has been incurring losses, and we plan to make additional investments in product development and go-to-market activities.  As a result, we expect a few cents of dilution to non-GAAP earnings per share in the second half of fiscal 2010. We also expect mild dilution to non-GAAP earnings per share in fiscal 2011.

What is the expected dilution on a GAAP basis?

Given the relatively small size of the acquisition and the fact that it does not involve a lot of restructuring, we do not expect dilution to GAAP earnings per share to be significantly greater than dilution to non-GAAP earnings per share in the second half of fiscal 2010.  We expect the difference between GAAP dilution and non-GAAP dilution to be modestly greater in fiscal 2011.

How is HP planning to fund the acquisition?

We plan to finance the acquisition with cash.

Will the acquisition cause HP to reduce the volume of its share repurchases?

We do not expect that this transaction will change our capital priorities in any significant way.

Will this acquisition prevent HP from making further acquisitions in the near future?

No. We have a strong balance sheet and continue to generate strong cash flow. We will continue to look at potential acquisitions strategically to enhance our portfolio and capabilities.

Technology

How far will you push the WebOS across your portfolio?

We see broad opportunities to provide compelling connected, mobile experiences across a range of form factors.

How does HP plan to expand the number of applications on the WebOS platform?

Currently, Palm has over 2,200 applications on its platform. With its robust software development tool kit and user friendly developer environment, it has been aggressively ramping up its application base. To promote development on its platform, Palm has implemented a number of marketing programs, including waiving the annual developer fee and has incentive programs for developers with the most downloads. HP expects to leverage its developer relationships to continue to expand this application base.

Integration

What are your plans for integrating the two companies?

Our current plan is that Palm would become an independent operating unit within HP’s Personal Systems Group after closing.  Over the coming months, we will develop the integration strategy and organization design for Palm. Obviously, HP and Palm will continue to operate independently until the closing of the acquisition.

Do you plan to retain key employees of Palm?

We have an aggressive program to retain key talent within the organization.

Acquisition Terms

What are the terms of the acquisition?  When will it close?

Under the terms of the merger agreement, Palm stockholders will receive $5.70 in cash for each share of Palm common stock that they hold at the closing of the merger. The acquisition is subject to customary closing conditions, including the receipt of domestic and foreign regulatory approvals and the approval of Palm’s stockholders. The transaction is expected to close during HP’s third fiscal quarter ending July 31, 2010.

Are regulatory approvals required?

The completion of the merger is subject to customary closing conditions, including the receipt of domestic and foreign regulatory approvals and the approval of Palm’s stockholders.

Do you anticipate any regulatory issues associated with the acquisition?

The acquisition is subject to customary closing conditions, including the receipt of domestic and foreign regulatory approvals and the approval of Palm’s stockholders. We do not expect the transaction to raise any significant regulatory concerns.

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Additional information and where to find it

Palm intends to file with the Securities and Exchange Commission a preliminary proxy statement and a definitive proxy statement and other relevant materials in connection with the acquisition. The definitive proxy statement will be sent or given to the stockholders of Palm. Before making any voting or investment decision with respect to the merger, investors and stockholders of Palm are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the acquisition. The proxy statement and other relevant materials (when they become available), and any other documents filed by Palm with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov, by going to Palm’s Investor Relations page on its corporate website or by contacting Palm’s Investor Relations department by e-mail at teri.klein@palm.com, by phone at (408) 617-7000, or by mail at Palm, Inc., Investor Relations, 950 West Maude Avenue, Sunnyvale, California 94085.

Participants in the solicitation

Palm and HP and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Palm stockholders in connection with the acquisition. Information about HP’s directors and executive officers is set forth in HP’s proxy statement on Schedule 14A filed with the SEC on January 27, 2010 and HP’s Annual Report on Form 10-K filed on December 17, 2009. Information about Palm’s directors and executive officers is set forth in Palm’s proxy statement on Schedule 14A filed with the SEC on August 13, 2009. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger will be included in the proxy statement that Palm intends to file with the SEC.

Forward-looking statements

This document contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of HP and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including the expected benefits and costs of the transaction; management plans relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions, including those conditions related to regulatory approvals; any statements of the plans, strategies and objectives of management for future operations, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; that the transaction may not be timely completed, if at all; that, prior to the completion of the transaction, the target company’s business may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; and other risks that are described in HP’s Securities and Exchange Commission reports, including but not limited to the risks described in HP’s Annual Report on Form 10-K for its fiscal year ended October 31, 2009 and Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2010. HP assumes no obligation and does not intend to update these forward-looking statements.